Exhibit 99.1

NextPlat Reports Record Consolidated Q1 2024 Revenues of $17.5 Million Compared to $2.9 Million in Q1 2023 (508% Increase) as Quarterly Margins Improve to 27.5%

Proposed Merger Agreement with Progressive Care Inc., Launch of its E-Commerce Development Program with Alibaba’s Tmall Global and Acquisition of Outfitters Expected to Drive Continued Top-Line Growth

COCONUT GROVE, FL – May 15, 2024 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-Commerce provider, today announced record financial results for the first fiscal quarter ended March 31, 2024 which includes the consolidation of the operations of its e-commerce business with the results of its healthcare operations, Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care”).

“First quarter results continued to demonstrate the fundamental strength of NextPlat’s focus on the large healthcare services and global e-commerce technology markets and further demonstrates our team execution against its global growth plans,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat Corp. “Throughout the remainder of 2024, we are committed to maximizing and unlocking the unrealized value in our business, further building upon the strong financial and technical foundation we have created and our growing list of global partners and customers. We intend to achieve our near-term goals by capitalizing on our ability to significantly improve the efficiency of our business through our proposed merger with Progressive Care and the opportunity to add multiple new high value healthcare and e-commerce revenue streams to our platform.”

First Quarter 2024 Financial Highlights:

● Consolidated revenues for the quarter ended March 31, 2024, were approximately $17.5 million, an increase of over 508% versus revenue of approximately $2.9 million for the quarter ended March 31, 2024. Results for the first quarter of 2024 reflect e-commerce revenue of approximately $2.9 million and approximately $14.6 million in revenue contributed from the Company’s healthcare operations (specifically, Progressive Care whose results are consolidated as of July 1, 2023).

● Gross margins for the quarter ended March 31, 2024, increased significantly to 27.5%, up from 21.6% reported for the quarter ended March 31, 2023, primarily attributable to the healthcare operations because of the Progressive Care consolidation. Gross profit margin attributable to our healthcare operations was approximately 27% (for the consolidation period). Our e-commerce profit margins improved to 28% from 22% reported in the quarter ended March 2024, driven largely by continued increases in the sales of higher margin, recurring airtime revenue.

● Operating expenses for the quarter ended March 31, 2024, were approximately $6.7 million compared to approximately $1.9 million in the year-ago period, an increase of approximately $4.8 million. Selling, general and administrative (“SG&A”) increased by approximately $1.2 million and was mainly attributable to the increase in stock-based compensation of approximately $0.4 million, other operating expenses as it relates to the e-Commerce operations of approximately $0.4 million, and approximately $0.4 million as it relates to operating expenses of the healthcare operations as a result of the Progressive Care acquisition on July 1, 2023. Salaries, wages and payroll taxes increased by $2.0 million and was mainly attributable to the healthcare operations as a result of the Progressive Care acquisition as of July 1, 2023. Professional fees, primarily legal and consulting, increased by approximately $0.7 million, and depreciation and amortization expenses increased by approximately $0.7 million.

● Net loss for the quarter ended March 31, 2024, was approximately $1.5 million, or ($0.08) per diluted share compared to a net loss of approximately $1.2 million, or ($0.08) diluted earnings per share reported for the quarter ended March 31, 2023.

● The Company ended the first quarter of 2024 with approximately $23.5 million in cash.

Organizational Highlights and Recent Business Developments:

●

In the first quarter, the Company’s technology e-commerce business saw positive sequential quarterly improvement including positive increases in global transaction volumes for satellite phones and tracking devices despite the expected seasonality in the business and continued tight inventory and product availability. Demand for high margin, recurring airtime contracts remains at monthly record levels, driving quarterly margins on airtime sales to near record levels. On April 1, 2024, NextPlat completed the acquisition of Outfitter Satellite Inc. (“Outfitter”), significantly expanding its North American technology e-commerce business. The Company is actively supporting Outfitter’s new and existing customers while it quickly works to expand and modernize its e-commerce presence including integrating its operations onto its global ERP system expected to be completed by the end of the second quarter.

●

The Company’s healthcare business, Progressive Care, saw a significant 28% increase in revenue in the first quarter of 2024, driven by 16% growth in pharmacy prescriptions and a 110% increase in its 340B contract services business versus the first quarter of 2023.

●

On April 12, 2024, NextPlat announced a proposed business combination with Progressive Care Inc. in an all-stock transaction which is expected to provide revenue synergies and significant annual operating cost reductions. Effective as of July 1, 2023, Progressive Care became a consolidated subsidiary of NextPlat for accounting purposes as a result of the controlling interest in Progressive Care obtained by the Company in concert with the Company’s Executive Chairman and CEO, Charles M. Fernandez, and its Director, Rodney Barreto.

●

The Company’s exclusive OPKO Healthcare (“OPKO”)-branded storefront in China on Alibaba’s Tmall Global platform, was launched on March 1, 2024. Since its initial launch, the Company has continued to enhance the OPKO storefront with additional product listings. At launch, the OPKO-branded storefront initially listed health and wellness products including an assortment of nutraceuticals for bone, joint and eye health as well as supplements for nutrition and immunity defense. The OPKO online storefront will see significant expansion with the addition of a wide array of veterinary and animal health products starting in the second quarter of 2024 subject to receipt of the final government approvals. Product marketing programs supported by Alibaba’s local trading partner is expected to commence later in the second quarter.

●

During the quarter, the Company continued to make progress as it prepares for the formal introduction of its Florida Sunshine line of branded vitamins and supplements. This new commerce development program is expected to be launched on Alibaba’s Tmall Global platform in China in the third quarter of 2024, further expanding its e-commerce and healthcare offerings.

David Phipps, President of NextPlat and CEO of Global Operations, added, “Healthcare, technology and e-commerce continue to be among the largest and most important sectors of the global economy today and is why NextPlat is committed to investing into near-term opportunities and launching multiple new offerings this year. By leveraging our e-commerce development program with Alibaba and its Tmall Global platform in China, expanding our healthcare footprint for services and products, and adding complementary connectivity offerings to our growing product portfolio, we will continue to demonstrate the strength and value of our diversified business model.”

The financial information included in this press release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which will be filed with the Securities and Exchange Commission later today.

For more information regarding the financial results of Progressive Care Inc. for the quarter ended March 31, 2024, investors should refer to its Quarterly Report on Form 10-Q which will be  filed with the Securities and Exchange Commission later today.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care Inc. (OTCQB: RXMD).

Important Information About the Merger and Where to Find It

In connection with the proposed merger between NextPlat and Progressive Care, NextPlat intends to file a registration statement/proxy on Form S-4 that will that also will constitute a prospectus of NextPlat with respect to the NextPlat Common Stock to be issued in the proposed transaction (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be delivered to NextPlat’s and the Progressive Care’s stockholders. NextPlat may also file other relevant documents regarding the proposed transaction with the SEC. NextPlat 's shareholders and other interested persons are advised to read, when available, the proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Merger, as these materials will contain important information about the Progressive Care, NextPlat and the Merger. INVESTORS AND SECURITY HOLDERS OF NEXTPLAT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PROGRESSIVE CARE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROGRESSIVE CARE, NEXTPAT AND THE MERGER. When available, the definitive proxy statement and other relevant materials for the Merger will be mailed to shareholders of NextPlat as of a record date to be established for voting on the Merger and the other related proposals. Shareholders will also be able to obtain copies of the proxy statement/prospectus, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355.

Participants in the Solicitation

NextPlat and its directors and executive officers may be deemed participants in the solicitation of proxies from NextPlat’s shareholders with respect to the Merger. A list of the names of those directors and executive officers and a description of their interests in NextPlat is contained in NextPlat’s Annual Report on Form 10-K filed with the SEC on April 11, 2024 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355. Additional information regarding the interests of such participants will be contained in the proxy statement for the Merger when available.

Progressive Care and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of NextPlat in connection with the Merger. A list of the names of such directors and executive officers and information regarding their interests in the Merger will be included in the proxy statement for the Merger when available.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for consumer and healthcare products  and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

NEXTPLAT CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
	(Unaudited)	(Unaudited)

Sales of products, net	$14,120	$2,876
Revenues from services	3,373	-
Revenue, net	17,493	2,876

Cost of products	12,620	2,255
Cost of services	63	-
Cost of revenue	12,683	2,255

Gross profit	4,810	621

Operating expenses:
Selling, general and administrative	2,005	788
Salaries, wages and payroll taxes	2,624	588
Impairment loss	132	-
Professional fees	985	321
Depreciation and amortization	906	162
Total operating expenses	6,652	1,859

Loss before other (income) expense	(1,842)	(1,238)

Other (income) expense:
Interest expense	21	5
Interest earned	(215)	(10)
Other income	-	(50)
Foreign currency exchange rate variance	26	(28)
Total other income	(168)	(83)

Loss before income taxes and equity in net loss of affiliate	(1,674)	(1,155)

Income taxes	(27)	-
Loss before equity in net loss of affiliate	(1,701)	(1,155)

Equity in net loss of affiliate	-	(32)
Net loss	(1,701)	(1,187)

Net loss attributable to non-controlling interest	220	-
Net loss attributable to NextPlat Corp	$(1,481)	$(1,187)

Comprehensive income (loss):
Net loss	$(1,701)	$(1,187)
Foreign currency loss	(27)	(23)
Comprehensive loss	$(1,728)	$(1,210)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,481)	$(1,187)
Weighted number of common shares outstanding – basic and diluted	18,725	14,415

Loss per share - basic and diluted	$(0.08)	$(0.08)

NEXTPLAT CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and par data)

	March 31, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$23,526	$26,307
Accounts receivable, net	12,928	8,923
Receivables - other, net	2,068	1,846
Inventory, net	5,610	5,135
Unbilled revenue	185	189
VAT receivable	357	342
Prepaid expenses	404	640
Notes receivable due from related party	260	256
Total Current Assets	45,338	43,638

Property and equipment, net	3,846	3,989

Goodwill	731	731
Intangible assets, net	13,725	14,423
Operating right of use assets, net	1,303	1,566
Finance right-of-use assets, net	18	22
Deposits	39	39
Prepaid expenses, net of current portion	61	61
Total Other Assets	15,877	16,842
Total Assets	$65,061	$64,469

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$14,893	$13,176
Contract liabilities	140	42
Notes payable	233	312
Due to related party	42	18
Operating lease liabilities	532	532
Finance lease liabilities	20	18
Income taxes payable	90	139
Total Current Liabilities	15,950	14,237

Long Term Liabilities:
Notes payable, net of current portion	1,165	1,211
Operating lease liabilities, net of current portion	853	929
Finance lease liabilities, net of current portion	-	5
Total Liabilities	17,968	16,382

Commitments and Contingencies	-	-

Equity
Preferred stock ($0.0001 par value; 3,333,333 shares authorized)	-	-
Common stock ($0.0001 par value; 50,000,000 shares authorized, 18,724,596 and 18,724,596 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	2	2
Additional paid-in capital	67,717	67,170
Accumulated deficit	(36,406)	(34,925)
Accumulated other comprehensive loss	(90)	(63)
Equity attributable to NextPlat Corp stockholders	31,223	32,184
Equity attributable to non-controlling interests	15,870	15,903
Total Equity	47,093	48,087

Total Liabilities and Equity	$65,061	$64,469